EXHIBIT 3(i).2
                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                               RUSSIAN IMPORTS.COM
                            A CALIFORNIA CORPORATION

The undersigned hereby certifies as follows:

ONE: That he is President and Secretary, respectively of RUSSIAN IMPORTS.COM, a California corporation.

TWO: That, at a meeting of the Shareholders and the Board of Directors on August 8, 2001, the Corporation amended its articles of incorporation by adopting the following resolution:

     RESOLVED, that the Corporation amend its Articles of Incorporation, Article FIRST, as follows:

     "The name of the Corporation is KIK TECHNOLOGY INTERNATIONAL, INC.

THREE: This amendment was approved by required vote of the shareholders in accordance with the corporation law of the State of California. The total number of outstanding shares entitled o vote for the amendment is: TWENTY NINE MILLION SEVEN HUNDRED ELEVEN THOUSAND FIVE HUNDRED (29,711,500) shares. The number of shares voting for the amendment equaled or exceeded the vote required, that being fifty (50%) percent. The amendment was approved by a vote of TWENTY NINE MILLION THREE HUNDRED FORTY SEVEN THOUSAND FIVE HUNDRED (29,347,500) shares, equaling 98.7% of all shares entitled to vote.




Dated:   August 8, 2001            By:      /s/ A. Rene Dervaes, Jr.
                                   ------------------------------------
                                   President and Secretary


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     We the undersigned, hereby declare, under penalty of perjury, in accordance with  the  laws of the  State  of  California,  that we are  the  President  and
Secretary   of  the   above-referenced   corporation,   that  we  executed   the
above-referenced Certificate of Amendment to the Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.


                                   By: /s/ A. Rene Dervaes, Jr., President
                                   -------------------------------------------



                                   By:  /s/ A. Rene Dervaes, Jr., Secretary
                                   -------------------------------------------